UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 19, 2008
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
     On February 11, 2009, the rights issued pursuant to the Rights Agreement, dated as of January 28, 1999 (the “Rights Agreement”), by and between Diebold, Incorporated (the “Company”) and The Bank of New York, as rights agent, will expire pursuant to the terms of the Rights Agreement.  It is the present intention of the Board of Directors to allow the rights to terminate without adopting a new shareholder rights plan.  The Board of Directors, however, reserves the right in its sole discretion to take any actions in the future that it determines in the exercise of its fiduciary duties to be advisable, which could include the adoption of a new shareholder rights plan with such terms that the Board of Directors deem to be appropriate.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: December 19, 2008	By:	/s/ Chad F. Hesse
Chad F. Hesse
Corporate Counsel and Corporate Secretary